BRIGHAM MINERALS, INC.
REPORTS FOURTH QUARTER AND FULL YEAR 2020 OPERATING AND FINANCIAL RESULTS

AUSTIN, Texas - (BUSINESS WIRE) - February 24, 2021 - Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals,” “Brigham,” or the “Company”), a leading mineral and royalty interest acquisition company, today announced operating and financial results for the quarter and year ended December 31, 2020, as well as 2021 guidance.

FOURTH QUARTER 2020 OPERATING AND FINANCIAL HIGHLIGHTS

•Daily production volumes of 9,361 Boe/d (72% liquids, 52% oil)
◦Flat sequentially with Q3 2020
◦Permian Basin production volumes up 7% from Q3 2020 to 5,432 Boe/d

•Mineral and royalty revenues totaling $23.8 million
◦Up 10% sequentially from Q3 2020 driven by 10% higher realized pricing of $27.59 per Boe

•Net loss totaling $47.0 million
◦Adjusted Net Income(1) of $2.7 million excluding $49.7 million after-tax impairment of oil and gas properties
◦Adjusted EBITDA ex lease bonus(1) totaling $17.2 million up 13% sequentially from Q3 2020

•Declared Q4 2020 dividend of $0.26 per share of Class A common stock
◦Up 8% sequentially from Q3 2020
◦Dividend represents a 90% payout of Discretionary Cash Flow(1) with retained cash utilized to fund mineral acquisitions

•Closed 30 transactions acquiring approximately 1,585 net royalty acres deploying $20.5 million in mineral acquisition capital
◦Deployed 86% of mineral acquisition capital to the Permian Basin

•721 gross (3.6 net) drilled but uncompleted locations (“DUCs”) in inventory as of December 31, 2020
◦During Q4 2020, converted 106 (17%) gross and 1.0 (25%) net DUCs in inventory as of September 30, 2020
◦Approximately 67% of year-end 2020 net DUC inventory located in the Permian Basin and anticipate majority of DUCs to be converted by Exxon Mobil Corporation, Chevron Corporation, Occidental Petroleum Corporation, Continental Resources, Inc. and PDC Energy, Inc.

•$9.1 million cash balance and revolver capacity of $115 million as of December 31, 2020

(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below.

2021 GUIDANCE

•Full year 2021 production guidance of 9,200 Boe/d to 9,900 Boe/d
◦Anchored by current producing locations, current DUC and permit inventory and acquisitions
◦Includes an estimated five days, or 150 Boe/d, of down time attributable to the impact of Q1 weather events
◦Additional detail in 2021 Operational and Financial Guidance table

Robert M. (“Rob”) Roosa, Chief Executive Officer, commented, “Brigham remains extremely well positioned to capitalize on the recent rebound in operator activity and positive momentum in commodity prices with all of our future production volumes unhedged. Furthermore, we enter 2021 with 721 gross DUCs (3.6 net) and 755 gross permits (4.2 net) that will drive near term production and cash flows with the majority of our DUCs anticipated to be completed by Exxon Mobil Corporation, Chevron Corporation, Occidental Petroleum Corporation, Continental Resources, Inc. and PDC Energy, Inc., who are currently running approximately 20 frac crews across our liquids rich basins. We are also continuing to gain momentum with our ground game acquisitions acquiring approximately 1,585 net royalty acres in the fourth quarter of 2020 at a cost of $5.5 million per net location with the assets comprised of 55% PDP, DUCs and permits. That momentum has continued into the first quarter of 2021 with closed and pending transactions totaling $21.6 million at an estimated cost per net location of $6.1 million. The assets are comprised of 50% PDP, DUCs and permits that are estimated to add over 1.6 net Permian DUCs and permits to inventory. With significant liquidity at year-end, our team remains confident that we will continue to grow shareholder value through highly accretive mineral acquisitions targeting asset level IRRs close to double our cost of capital. I could not be more excited about the current position of our Company to capitalize on market conditions through organic growth, acquisitions and prudent capital management.”

Blake C. Williams, Chief Financial Officer, added, “Our strong operating and financial results allowed us to raise our dividend by 8% this quarter to $0.26 per share while also increasing our retained cash flow from 5% to 10%, which we used to internally fund approximately 9% of our fourth quarter 2020 acquisitions. With the increase in commodity prices along with our low leverage, our Adjusted EBITDA ex lease bonus(1) increased by 13% this quarter and our Adjusted EBITDA margin(1) returned to the mid 70% range. Throughout the energy down cycle of 2020, we successfully captured opportunities while preserving our balance sheet and maintain $124 million of liquidity headed into 2021. Furthermore, we intend to continue increasing our cash flow retention over the next several quarters to 20-25% of Discretionary Cash Flow(1) to extend our liquidity. Finally, we are pleased to showcase the differentiation our business model provides from the broader energy space through production guidance of 9,200 – 9,900 Boe/d which represents modest growth in 2021 volumes over our current production. This range incorporates an estimated impact of five days of down time due to Q1 weather events, and emphasizes our ability to return substantial capital to shareholders in any environment given our diversified, resilient asset base.”

(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below.

OPERATIONAL UPDATE

Mineral and Royalty Interest Ownership Update
During the three months ended December 31, 2020, the Company executed 30 transactions acquiring approximately 1,585 net royalty acres (standardized to a 1/8th royalty interest) and deployed $20.5 million in capital. The Company focused approximately 86% of its mineral acquisition capital in the fourth quarter towards the Permian Basin. Fourth quarter acquisitions are expected to deliver near-term production and cash flow growth with the addition of 128 gross DUCs (0.4 net DUCs) and 55 gross permits (0.1 net permits) to inventory counts.
During the year ended December 31, 2020, the Company completed 81 transactions acquiring 4,635 net royalty acres (standardized to a 1/8th royalty interest) for $66.5 million in capital. The Company deployed approximately 92% of its mineral acquisition capital in 2020 to the Permian Basin. The acquired minerals added 165 gross DUCs (0.6 net DUCs) and 97 gross permits (0.3 net permits) to its inventory counts over the year. As of December 31, 2020, the Company had acquired roughly 86,285 net royalty acres, encompassing 13,496 gross (116.3 net) undeveloped horizontal locations, across 37 counties in what the Company views as the core of the Permian Basin in West Texas and New Mexico, the SCOOP/STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming and the Williston Basin in North Dakota.

The table below summarizes the Company’s mineral and royalty interest ownership at the dates indicated.

	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Net Royalty Acres (1)
December 31, 2020	28,330	5,220	11,400	10,725	15,890	7,950	6,770	86,285
September 30, 2020	27,550	4,875	11,400	10,725	15,600	7,825	6,725	84,700
Acres Added Q/Q	780	345	—	—	290	125	45	1,585
% Added Q/Q	3%	7%	—%	—%	2%	2%	1%	2%
December 31, 2019	25,750	4,100	11,100	10,700	15,600	7,750	7,200	82,200
Acres Added in 2020	2,580	1,120	300	25	290	200	120	4,635
Acres Sold in 2020	—	—	—	—	—	—	(550)	(550)
% Added in 2020	10%	27%	3%	—%	2%	3%	(6)%	5%
(1) Individual amounts may not add to totals due to rounding

DUC Conversions Updates
The Company saw significant conversion of its DUC inventory during the fourth quarter with over 106 gross (1.0 net) horizontal wells identified that had been converted to production, which represented 17% of its gross DUC inventory as of Q3 2020 (25% of net DUCs). During 2020, the Company identified the conversion of 628 gross DUCs (4.7 net DUCs) to PDP, which represents 70% of its gross DUC inventory (79% of its net DUCs) as of year-end 2019. Well conversions to proved developed producing during 2020 are summarized in the table below:

2020 Well Additions to Proved Developed Producing
	Gross		Net
DUCs	628	59%	4.7	62%
Acquired	424	39%	2.5	33%
Converted Permitted and Other	25	2%	0.4	5%
Total	1,077	100%	7.6	100%

Drilling Activity Update
During the fourth quarter 2020, the Company identified 79 gross (0.4 net) wells spud on its mineral position, which represents a 39% sequential increase from the third quarter 2020. Brigham’s gross and net wells spud activity over the past 12 quarters is summarized in the table below:

	Q1 18	Q2 18	Q3 18	Q4 18	Q1 19	Q2 19	Q3 19	Q4 19	Q1 20	Q2 20	Q3 20	Q4 20
Gross Wells Spud	82	99	208	150	230	248	214	185	209	36	57	79
Net Wells Spud	0.3	1.1	1.4	1.0	1.2	1.3	1.3	1.7	1.6	0.2	0.4	0.4
Four Quarter Rolling Average Net Wells Spud				1.0	1.2	1.2	1.2	1.4	1.5	1.1	1.0	0.6

DUC and Permit Inventory Update

The Company expects 2021 production growth will be driven by the continued conversion of its DUC and permit inventory. Brigham’s gross and net DUC and permit inventory as of December 31, 2020 by basin is outlined in the table below:

	Development Inventory by Basin (1)
	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Gross Inventory
DUCs	187	218	62	3	111	124	16	721
Permits	159	97	11	6	222	252	8	755
Net Inventory
DUCs	1.8	0.7	0.3	—	0.7	0.1	0.1	3.6
Permits	0.9	0.4	—	—	2.2	0.5	0.1	4.2
(1) Individual amounts may not add to totals due to rounding.

FINANCIAL UPDATE

Fourth Quarter 2020 Financial Update

For the three months ended December 31, 2020, crude oil, natural gas and NGL production volumes were 9,361 Boe/d (72% liquids), which is flat relative to third quarter 2020. Our volumes are 3% lower than the same prior year period, largely due to a decrease in Anadarko and Williston Basin volumes, which were partially offset by a 7% increase in Permian Basin volumes.

Fourth quarter 2020 average realized prices were $40.40 per barrel of oil, $2.29 per Mcf of natural gas, and $14.11 per barrel of NGL, for a total equivalent price of $27.59 per Boe. This represents a 10% increase relative to third quarter 2020 and is 26% lower than the same prior year period level of $37.39 per Boe, excluding the effect of derivative instruments.

The Company’s net loss was $47.0 million for the three months ended December 31, 2020, inclusive of a $49.7 million after-tax impairment of oil and gas properties resulting from the continued reduction in commodity prices as well as certain reclassification of proved undeveloped reserves to probable and possible reserves, as a result of a slowdown in operator activity. Adjusted EBITDA was $17.2 million for the three months ended December 31, 2020, up 3% from the third quarter 2020 and down 36% from the same prior-year period. Adjusted EBITDA ex lease bonus was $17.2 million for the three months ended December 31, 2020, up 13% from the third quarter 2020 and down 34% from the prior year. Adjusted EBITDA and Adjusted EBITDA ex lease bonus are non-GAAP financial measures. For a definition of Adjusted EBITDA and Adjusted EBITDA ex lease bonus and a reconciliation to our most directly comparable measure calculated and presented in accordance with GAAP, please read "Non-GAAP Financial Measures” below.

Full Year 2020 Financial Update

For the year ended December 31, 2020, crude oil, natural gas and NGL production volumes increased 28% to 9,483 Boe/d (72% liquids) as compared to the prior year, due to a 56% increase in Permian Basin volumes.

Full year 2020 average realized prices were $37.26 per barrel of oil, $1.80 per Mcf of natural gas, and $11.61 per barrel of NGL, for a total equivalent price of $24.85 per Boe. This represents a 31% decrease relative to 2019 realized prices of $36.17 per Boe, excluding the effect of derivative instruments.

The Company’s net loss was $58.0 million for the year ended December 31, 2020, inclusive of a $65.1 million after-tax impairment of oil and gas properties resulting from the continued reduction in commodity prices as well as certain reclassification of proved undeveloped reserves to probable and possible reserves, as a result of a slowdown in operator activity. Adjusted EBITDA was $65.0 million for the year ended December 31, 2020, down 17% from the prior year. Adjusted EBITDA ex lease bonus was $59.6 million for the year ended December 31, 2020, down 20% from the prior year. Adjusted EBITDA and Adjusted EBITDA ex lease bonus are non-GAAP financial measures. For a definition of Adjusted EBITDA and Adjusted EBITDA ex lease bonus and a reconciliation to our most directly comparable measure calculated and presented in accordance with GAAP, please read "Non-GAAP Financial Measures” below.

As of December 31, 2020, the Company had a cash balance of $9.1 million and $115 million of capacity on its revolving credit facility, providing the Company with total liquidity of $124.1 million.

Fourth Quarter and Full Year 2020 Financial and Operational Results

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands, except per unit of production data)	2020	2019	2020	2019
REVENUES
Oil sales	$17,969	$28,534	$67,909	$82,048
Natural gas sales	3,327	2,697	10,443	9,724
NGL sales	2,464	1,881	7,893	6,114
Total mineral and royalty revenues	$23,760	$33,112	$86,245	$97,886
Lease bonus and other revenue	—	502	5,478	3,629
Total revenues	$23,760	$33,614	$91,723	$101,515
PRODUCTION
Oil (MBbls)	445	514	1,823	1,515
Natural gas (MMcf)	1,451	1,438	5,809	4,707
NGLs (MBbls)	175	132	680	407
Equivalents (MBoe)	861	886	3,471	2,706
Equivalents per day (Boe/d)	9,361	9,627	9,483	7,414
REALIZED PRICES ($/Boe)
Oil ($/Bbl)	$40.40	$55.55	$37.26	$54.16
Natural gas ($/Mcf)	2.29	1.88	1.80	2.07
NGLs ($/Bbl)	14.11	14.22	11.61	15.03
Average Realized Price, without Derivatives	$27.59	$37.39	$24.85	$36.17
Average Realized Price, with Derivatives	$27.59	$37.52	$24.85	$36.35
OPERATING EXPENSES
Gathering, transportation and marketing	$1,879	$1,235	$6,985	$4,985
Severance and ad valorem taxes	1,427	2,203	5,606	6,409
Depreciation, depletion, and amortization	12,411	10,630	48,238	30,940
Impairment of oil and gas properties	60,664	—	79,569	—
General and administrative (before share-based compensation)	3,220	3,368	14,090	11,914
Total Operating Expenses (before share-based compensation)	$79,601	$17,436	$154,488	$54,248
Share-based compensation	1,837	1,816	7,529	10,049
Total operating expenses	$81,438	$19,252	$162,017	$64,297
(LOSS) INCOME FROM OPERATIONS	$(57,678)	$14,362	$(70,294)	$37,218
Other expenses:
Loss on derivative instruments, net	—	(47)	—	(568)
Interest expense, net	(195)	(449)	(890)	(5,609)
Loss on extinguishment of debt	—	41	—	(6,892)
Other income, net	399	4	428	169
(Loss) income before income tax expense	$(57,474)	$13,911	$(70,756)	$24,318
Income tax (benefit) expense	(10,512)	1,565	(12,762)	2,679
NET (LOSS) INCOME	$(46,962)	$12,346	$(57,994)	$21,639
Less: net income attributable to predecessor	—	—	—	(5,092)
Less: net loss (income) attributable to temporary equity	13,359	(7,269)	15,582	(9,646)
Net (loss) income attributable to Brigham Minerals, Inc. shareholders	$(33,603)	$5,077	$(42,412)	$6,901

Unit Expenses ($/Boe)
Gathering, transportation and marketing	$2.18	$1.40	$2.01	$1.84
Severance and ad valorem taxes	1.66	2.49	1.62	2.37
Depreciation, depletion and amortization	14.41	12.00	13.90	11.43
General and administrative (before share-based compensation)	3.74	3.80	4.06	4.40
General and administrative, share-based compensation	2.13	2.05	2.17	3.71
Interest expense, net	0.23	0.51	0.26	2.07

QUARTERLY CASH DIVIDEND

The Company’s Board of Directors (the “Board”) has declared a quarterly cash dividend for the fourth quarter 2020 of $0.26 per share of Class A common stock, to be paid on March 26, 2021 to holders of record as of March 19, 2021. This brings total capital returned through dividends to shareholders of $1.01 per share based on financial results for the full year 2020.

Future declarations of dividends are subject to approval by the Board and to the Board’s continuing determination that the declarations of dividends are in the best interests of the Company and its stockholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.

2021 OPERATIONAL AND FINANCIAL GUIDANCE

Guidance Ranges	Low		High
Daily Net Production (Boe/d)	9,200	—	9,900
Oil Cut (%)	52%	—	55%
Lease Bonus ($ millions)	$2.0	—	$4.0

Expenses
Cash G&A Expense Plus Share Based Compensation Expense ($ millions)	$23.60	—	$26.40
Cash G&A Expense ($ millions)	$14.40	—	$16.40
Share Based Compensation Expense ($ millions)	$9.20	—	$10.00
Gathering, Transportation, and Marketing ($/Boe)	$1.65	—	$2.25
Production Taxes (% of Revenue)	7%	—	9%

Taxes
Tax Depletion ($/Boe)	$10.00	—	$12.50
Percent of Dividend Expected to be Return of Capital	70%	—	90%

Mineral Acquisition Capital
Ground Game Acquisition Budget ($ millions)	$90	—	$110

BRIGHAM MINERALS FOURTH QUARTER 2020 EARNINGS CONFERENCE CALL
•Thursday, February 25, 2021 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time)
•Pre-register by visiting http://dpregister.com/sreg/10152416/e2c1055900
•Listen to a live audio webcast of the call by visiting the Company’s website
◦https://investors.brighamminerals.com
•A recording of the webcast will be available on the Company’s website after the call

Additionally, Brigham Minerals plans to participate in the following events and conferences
•March 1-3: Credit Suisse Energy Summit
•March 22-23, 2021: Simmons Energy Conference

NON-GAAP FINANCIAL MEASURES

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA Margin, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.
We define Adjusted Net Income as net income (loss) before impairment of oil and gas properties, after tax, and loss on extinguishment of debt, after tax. We define Adjusted EBITDA as Adjusted Net Income before depreciation, depletion and amortization, share based compensation expense, interest expense, gain or loss on derivative instruments and income tax expense, less other income, gain on sale of oil and gas properties and income tax benefit. We define Adjusted EBITDA ex lease bonus as Adjusted EBITDA further adjusted to eliminate the impacts of lease bonus revenue we receive due to the unpredictability of timing and magnitude of the revenue. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Total Revenue. We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes. We define Discretionary Cash Flow ex lease bonus as Discretionary Cash Flow further adjusted to eliminate the impacts of lease bonus revenue.

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA Margin, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus do not represent and should not be considered alternatives to, or more meaningful than, net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA Margin, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA Margin, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus may differ from computations of similarly titled measures of other companies.

The following tables present a reconciliation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA Margin, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus to the most directly comparable GAAP financial measure for the periods indicated.

SUPPLEMENTAL SCHEDULES

Note: Items reconciled below may also pertain to non-GAAP financial items that may be discussed in the earnings call.

Reconciliation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus and Adjusted EBITDA Margin

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, except for margin % data)	2020	2019	2020	2019
Net (Loss) Income	$(46,962)	$12,346	$(57,994)	$21,639
Add:
Impairment of oil and gas properties, after tax (1)	49,664	—	65,132	—
Loss on extinguishment of debt, after tax (2)	—	(41)	—	6,134
Adjusted Net Income	$2,702	$12,305	$7,138	$27,773
Add:
Depreciation, depletion, and amortization	12,411	10,630	48,238	30,940
Share-based compensation expense	1,836	1,816	7,529	10,049
Interest expense, net	195	449	890	5,609
Loss on derivative instruments, net	—	47	—	568
Income tax expense	488	1,565	1,675	3,437
Less:
Other income, net	399	4	428	169
Adjusted EBITDA	$17,233	$26,808	$65,042	$78,207
Lease bonus	—	502	5,478	3,629
Adjusted EBITDA ex lease bonus	$17,233	$26,306	$59,564	$74,578
Memo: Adjusted EBITDA Margin
Total Revenue	$23,760	$33,614	$91,723	$101,515
Adjusted EBITDA	$17,233	$26,808	$65,042	$78,207
Adjusted EBITDA Margin	73%	80%	71%	77%
(1) Tax effect of $11.0 million tax benefit for the three months ended December 31, 2020 and $14.4 million tax benefit for the year ended December 31, 2020.
(2) Tax effect of $0.8 million tax benefit for the year ended December 31, 2019.

Reconciliation of Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus

	Three Months Ended
(In thousands, except per share amounts)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Adjusted EBITDA (1)	$17,233	$16,777	$5,909	$25,123
Less:
Adjusted EBITDA attributable to non-controlling interest	(4,000)	(3,912)	(1,829)	(10,029)
Adjusted EBITDA attributable to Class A common stock	$13,233	$12,865	$4,080	$15,094
Less:
Cash interest expense	111	437	165	152
Cash taxes (2)	—	—	(2,036)	2,036
Dividend equivalent rights	316	192	462	360
Discretionary cash flow to Class A common stock	$12,806	$12,236	$5,489	$12,546
Less:
Lease bonus	—	1,158	43	2,348
Discretionary cash flow ex lease bonus to Class A common stock	$12,806	$11,078	$5,446	$10,198
Add:
Lease bonus	—	—	43	2,348
Less:
Retained cash flow	1,323	554	—	—
Distributed cash flow to Class A common stock	$11,483	$10,524	$5,489	$12,546

Shares of Class A common stock	43,558	43,316	39,297	34,174

Distributed cash flow per share of Class A common stock - Dividend	$0.26	$0.24	$0.14	$0.37
(1) Refer to Reconciliation of Adjusted EBITDA from Net (Loss) Income above.
(2) The Company does not expect to incur federal income taxes for income related to results for the year ended December 31, 2020.

Common Stock Outstanding as of December 31, 2020:

Common stock by type	Share count	Percent of Total
Class A common stock	43,558,494	76.8%
Class B common stock	13,167,687	23.2%
Total	56,726,181	100%

CONSOLIDATED BALANCE SHEETS

	December 31,
(In thousands, except share data)	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$9,144	$51,133
Accounts receivable	17,632	30,291
Prepaid expenses and other	3,693	1,688
Total current assets	30,469	83,112
Oil and gas properties, at cost, using the full cost method of accounting:
Unevaluated property	325,091	291,664
Evaluated property	488,301	449,061
Less accumulated depreciation, depletion, and amortization	(189,546)	(61,103)
Oil and gas properties—net	623,846	679,622
Other property and equipment	5,587	5,095
Less accumulated depreciation	(4,632)	(3,703)
Other property and equipment—net	955	1,392
Deferred tax asset	24,920	18,823
Other assets, net	771	1,213
Total assets	$680,961	$784,162
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$7,905	$11,533
Total current liabilities	7,905	11,533
Long-term debt	20,000	—
Other non-current liabilities	1,126	803
Temporary equity	146,280	454,507
Shareholders' equity:
Preferred stock, $0.01 par value; 50,000,000 authorized; no shares issued and outstanding at December 31, 2020 and December 31, 2019	—	—
Class A common stock, $0.01 par value; 400,000,000 authorized, 43,995,124 shares issued and 43,558,494 shares outstanding at December 31, 2020; 34,040,934 issued and outstanding at December 31, 2019	440	340
Class B common stock, $0.01 par value; 150,000,000 authorized, 13,167,687 shares issued and outstanding at December 31, 2020; 22,847,045 shares issued and outstanding at December 31, 2019	—	—
Additional paid-in capital	601,129	323,578
Accumulated deficit	(92,392)	(6,599)
Treasury stock, at cost; 436,630 shares at December 31, 2020 and no shares at December 31, 2019	(3,527)	—
Total shareholders' equity attributable to Brigham Minerals, Inc.	505,650	317,319
Total liabilities, temporary equity and shareholders' equity	$680,961	$784,162

CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

	Years Ended December 31,
(In thousands, except per share data)	2020	2019	2018
REVENUES
Mineral and royalty revenues	$86,245	$97,886	$59,758
Lease bonus and other revenues	5,478	3,629	7,506
Total revenues	$91,723	$101,515	$67,264
OPERATING EXPENSES
Gathering, transportation and marketing	6,985	4,985	3,944
Severance and ad valorem taxes	5,606	6,409	3,536
Depreciation, depletion, and amortization	48,238	30,940	13,915
Impairment of oil and gas properties	79,569	—	—
General and administrative	21,619	21,963	6,638
Total operating expenses	$162,017	$64,297	$28,033
(LOSS) INCOME FROM OPERATIONS	$(70,294)	$37,218	$39,231
(Loss) gain on derivative instruments, net	—	(568)	424
Interest expense, net	(890)	(5,609)	(7,446)
Loss on extinguishment of debt	—	(6,892)	—
Gain on sale and distribution of equity securities	—	—	823
Other income, net	428	169	110
(Loss) income before income tax expense	$(70,756)	$24,318	$33,142
Income tax (benefit) expense	(12,762)	2,679	327
NET (LOSS) INCOME	$(57,994)	$21,639	$32,815
Less: Net income attributable to Predecessor	—	(5,092)	(30,976)
Less: net loss (income) attributable to temporary equity	15,582	(9,646)	—
Net (loss) income attributable to Brigham Minerals, Inc. shareholders	$(42,412)	$6,901	$1,839

NET INCOME PER COMMON SHARE
Basic	$(1.11)	$0.26	$—
Diluted	$(1.11)	$0.26	$—
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	38,178	22,870	—
Diluted	38,178	22,870	—

CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

	Years Ended December 31,
(In thousands)	2020	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(57,994)	$21,639	$32,815
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	48,238	30,940	13,915
Impairment of oil and gas properties	79,569	—	—
Share-based compensation expense	7,529	10,049	—
Loss on extinguishment of debt	—	6,892	—
Amortization of debt issue costs	605	433	690
Deferred income tax (benefit)/expense	(9,942)	665	237
Loss (gain) on derivative instruments, net	—	568	(424)
Net cash received (paid) for derivative settlements	—	470	(754)
Gain on sale and distribution of equity securities	—	—	(823)
Bad debt expense	299	669	382
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivables	12,359	(10,246)	(8,022)
(Increase) decrease in other current assets	(2,005)	1,787	(6,116)
Decrease in other deferred charges	45	—	—
(Decrease) increase in accounts payables and accrued liabilities	(3,608)	5,112	(484)
Increase in other long-term liabilities	165	47	28
Net cash provided by operating activities	$75,260	$69,025	$31,444
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to oil and gas properties	(66,498)	(219,481)	(195,603)
Additions to other fixed assets	(492)	(474)	(723)
Proceeds from sale of oil and gas properties, net	1,565	3,123	125
Proceeds from sale of equity securities	—	—	933
Net cash used in investing activities	$(65,425)	$(216,832)	$(195,268)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of short-term related party loan	—	—	(7,000)
Borrowing of short-term related party loan	—	—	7,000
Payments of short-term debt	—	(4,596)	—
Payments of long-term debt	—	(275,404)	(70,000)
Borrowing of long-term debt	20,000	105,000	218,000
Payment of debt extinguishment fees	—	(2,091)	—
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	—	277,075	—
Proceeds from issuance of Class A common stock, net of offering costs	—	102,680	—
Capital contributions	—	—	46,011
Capital distributions	—	(441)	—
Purchase of treasury stock	(3,527)	—	—
Dividends paid	(42,216)	(14,663)	—
Distributions to holders of temporary equity	(24,670)	(19,731)	—
Debt issuance cost	(208)	(1,348)	(4,614)
Employee tax withholding for settlement of equity compensation awards	(1,203)	—	—
Net cash (used in) provided by financing activities	$(51,824)	$166,481	$189,397
(Decrease) increase in cash and cash equivalents and restricted cash	(41,989)	18,674	25,573
Cash, cash equivalents and restricted cash, beginning of period	51,133	32,459	6,886
Cash, cash equivalents and restricted cash end of period	$9,144	$51,133	$32,459

ABOUT BRIGHAM MINERALS, INC.

Brigham Minerals is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Permian Basin in Texas and New Mexico, the SCOOP and STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company's production and other guidance within this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, continued downturns or delays in resuming operator activity due to commodity price fluctuations, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation, global or national health events, including the ongoing spread and economic effects of the ongoing COVID-19 pandemic, potential future pandemics, the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls and other legal or regulatory developments affecting the Company’s business and other important factors. These and other applicable uncertainties, factors and risks are described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-1500
InvestorRelations@brighamminerals.com